EXHIBIT 23.2

           Consent of Independent Registered Public Accounting Firm


CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 27, 2013, relating to the financial statements and the effectiveness of CEL-SCI Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.


/s/ BDO USA, LLP

Bethesda, Maryland
August 19, 2014